EXHIBIT 4.7.1(uu)

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

FORTY-SIXTH SUPPLEMENTAL

INDENTURE

Relating to the

Oglethorpe Power Corporation First Mortgage Bonds,

Series 2009 A

Dated as of February 1, 2009

FIRST MORTGAGE OBLIGATIONS

NOTE TO THE CLERK OF THE SUPERIOR COURT AND TAX COMMISSIONER:  BECAUSE THIS INSTRUMENT SECURES BONDS AND NOT A LONG TERM NOTE, THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO GEORGIA ADMINISTRATIVE CODE §560-11-8-.14(d).

THIS FORTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of February 1, 2009, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture);

WHEREAS, the Company has heretofore executed and delivered to the Trustee forty-five Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), and the Original Indenture and the forty-five Supplemental Indentures have been recorded as set forth on Schedule 1;

WHEREAS, the Board of Directors of the Company has authorized a new series of Additional Obligations to be designated the First Mortgage Bonds, Series 2009 A, due March 15, 2019 in the principal amount of Three Hundred and Fifty Million Dollars ($350,000,000) (the “Series 2009 A Bonds”);

WHEREAS, the Company will enter into that certain Registration Rights Agreement with the Initial Purchasers (as defined therein) dated as of February 10, 2009 (the “Registration Rights Agreement”) requiring that the Company register the Series 2009 A Bonds under the Securities Act of 1933 (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”);

WHEREAS, the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Original Indenture;

WHEREAS, the Company desires to execute and deliver this Forty-Sixth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of providing for the creation and designation of the Series 2009 A Bonds as Additional Obligations and specifying the form and provisions thereof;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to create additional series of Obligations under the Indenture and to make provisions for such additional series of Obligations; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of and interest and premium, if any, on the Series 2009 A Bonds, to make the Series 2009 A Bonds to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligation of the Company, and to constitute the Indenture a valid and binding lien for the security of the Series 2009 A Bonds, in accordance with its terms, have been done and taken; and the execution and delivery of this Forty-Sixth Supplemental Indenture has been in all respects duly authorized by the Company;

NOW, THEREFORE, THIS FORTY-SIXTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of and interest and premium, if any, on the Outstanding Secured Obligations, including, when authenticated and delivered, the Series 2009 A Bonds, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Series 2009 A Bonds are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of  Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS FORTY-SIXTH SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Series 2009 A Bonds are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                   Definitions.

All words and phrases defined in Article I of the Original Indenture shall have the same meaning in this Forty-Sixth Supplemental Indenture, except as otherwise appears herein, in this Article I or unless the context clearly requires otherwise.  In addition, the following terms have the following meaning in this Forty-Sixth Supplemental Indenture unless the context clearly requires otherwise.

“Closing Date” means February 19, 2009.

 “Interest Payment Date” means March 15 and September 15 of each year, commencing on September 15, 2009.

“Record Date” means the 1st day (whether or not a Business Day) of the calendar month of such Interest Payment Date.

“Securities Depository” means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such securities depository in connection with the Series 2009 A Bonds.

ARTICLE II

THE SERIES 2009 A BONDS AND
CERTAIN PROVISIONS RELATING THERETO

Section 2.1                                   Terms of the Series 2009 A Bonds.

There shall be established a series of Additional Obligations known as and entitled the “First Mortgage Bonds, Series 2009 A” (the “Series 2009 A Bonds”).

The aggregate principal amount of the Series 2009 A Bonds which may be authenticated and delivered and Outstanding at any one time is limited to Three Hundred and Fifty Million Dollars ($350,000,000).  The Series 2009 A Bonds shall consist of bonds in an aggregate principal amount of $350,000,000, due March 15, 2019.

Pursuant the Registration Rights Agreement, the Company will register the Series 2009 A Bonds under the Securities Act with the SEC.  For the purposes of this paragraph and Exhibit A, the Series 2009 A Bonds issued on the Closing Date shall be referred to as the “Initial Series 2009 A Bonds” and the Series 2009 A Bonds issued pursuant to the Exchange Offer (as hereinafter defined) shall be referred to as the “Exchange Series 2009 A Bonds.”  The

Registration Rights Agreement requires the Company to register the Initial Series 2009 A Bonds (i) by exchanging the Initial Series 2009 A Bonds for Exchange Series 2009 A Bonds through an exchange offer (the “Exchange Offer”) and/or (ii) by filing a Shelf Registration Statement.  For all purposes under this Forty-Sixth Supplemental Indenture, each series of Initial Series 2009 A Bonds and the related Exchange Series 2009 A Bonds shall be treated as a single series of Series 2009 A Bonds.

The Series 2009 A Bonds shall bear interest from their date of issuance, payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2009.  The Series 2009 A Bonds shall bear interest at the annual rate of 6.10%; provided, however, that if (i) the Company fails to file a registration statement under the Securities Act of 1933, as amended, registering the Series 2009 A Bonds (the “Exchange Offer Registration Statement”) under the Securities Act in connection with the Exchange Offer with the SEC on or prior to the 90th day after the Closing Date, (ii) the Exchange Offer Registration Statement has not been declared effective by the SEC on or before the 180th day after the Closing Date, (iii) the Exchange Offer has not been completed within 60 days after the initial effective date of the Exchange Offer Registration Statement, (iv) if a Shelf Registration Statement (as defined in the Registration Rights Agreement) is required to be filed as a result of a Shelf Registration Event (as defined in the Registration Rights Agreement) but is not filed with the SEC on or prior to the 30th day after the date of such Shelf Registration Event, or (v) if a Shelf Registration Statement is required to be filed as a result of a Shelf Registration Event but is not declared effective by the SEC on or prior to the 60th day after the date of such Shelf Registration Event (each such event referred to in clauses (i) through (v), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then additional interest on the Series 2009 A Bonds will accrue (in addition to the stated interest on the Series 2009 A Bonds) at a rate of 1.00% per annum (“Special Interest”) on the principal amount of the Series 2009 A Bonds, from the date of the occurrence of any Registration Default until such Registration Default is remedied; provided, however, no Registration Default Period shall continue beyond the first anniversary of the Closing Date.  The amount of Special Interest shall not increase because more than one Registration Default has occurred and is continuing.

If the Exchange Offer Registration Statement or the Shelf Registration Statement, if required, has become effective and thereafter either ceases to be effective or the Prospectus (as defined in the Registration Rights Agreement) contained therein ceases to be usable at any time during the period when the Exchange Offer Registration Statement is being used by Requesting Participating Broker-Dealers (as defined in the Registration Rights Agreement) or during the Shelf Effectiveness Period (as defined in the Registration Rights Agreement), respectively, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) prior to, in the case of the Exchange Offer Registration Statement being used by a Requesting Participating Broker-Dealer, the 180th day after the Exchange Date (as defined in the Registration Rights Agreement) or, in the case of the Shelf Offer Registration Statement, the first anniversary of the Closing Date, then the interest rate on the Registrable Securities will be increased by the Special Interest amount commencing on the 31st day in such period and ending (i) the date that the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has again become effective, (ii) the date the Prospectus relating thereto, as applicable, again becomes usable, or (iii) in the case of the Exchange Offer Registration Statement being used by a Requesting Participating Broker-Dealer, on the 180th day after the

Exchange Date or, in the case of the Shelf Registration Statement, on the first anniversary of the Closing Date.

The Series 2009 A Bonds shall be issued as fully registered global bonds without coupons and in denominations of $1,000 or any integral multiple thereof.  The Series 2009 A Bonds (i) shall be initially registered in the name of J.P. Morgan Securities Inc., as representative of the Initial Purchasers (as defined in the Registration Rights Agreement) (the “Representative”) and (ii) upon the transfer of the Series 2009 A Bonds by the Representative to Cede & Co., as nominee of the Securities Depository, shall be registered in the name of Cede & Co., as nominee of the Securities Depository, pursuant to the Securities Depository’s Book-Entry System.  When the Series 2009 A Bonds are held in the Book-Entry System, purchases of beneficial interests in the Series 2009 A Bonds shall be made in book-entry form, without certificates.  If at any time the Book-Entry System is discontinued for the Series 2009 A Bonds, the Series 2009 A Bonds shall be exchangeable for other fully registered certificated Series 2009 A Bonds of like tenor and of an equal aggregate principal amount, in authorized denominations.  The Trustee may impose a charge sufficient to reimburse the Company or the Trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or any transfer of a Series 2009 A Bond.  The cost, if any, of preparing each new Series 2009 A Bond issued upon such exchange or transfer, and any other expenses of the Company or the Trustee incurred in connection therewith, shall be paid by the person requesting such exchange or transfer.

Interest on the Series 2009 A Bonds shall be payable by check mailed to the registered owners thereof.  However, interest on the Series 2009 A Bonds shall be paid to any owner of $1,000,000 or more in aggregate principal amount of the Series 2009 A Bonds by wire transfer to a wire transfer address within the continental United States upon the written request of such owner received by the Trustee not less than five days prior to the Record Date.  As long as the Series 2009 A Bonds are registered in the name of Cede & Co., as nominee of the Securities Depository, such payments shall be made directly to the Securities Depository.

Section 2.2                                   Make Whole Redemption.

(a)                                  The Company may redeem the Series 2009 A Bonds, in whole or in part, on any date prior to their maturity, at its option.  The Company must give at least 30 days, but not more than 60 days, prior notice of redemption mailed to the registered address of each Holder of Series 2009 A Bonds being redeemed except as otherwise required by the procedures of the Securities Depository.  The Redemption Price for the Series 2009 A Bonds will be equal to the greater of:

•                                          100% of the principal amount of the Series 2009 A Bonds being redeemed plus interest accrued through the Redemption Date; and

•                                          the sum of the present values of the remaining principal and interest payments on the Series 2009 A Bonds being redeemed, discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (1) the yield to maturity of the U.S. Treasury security having a life equal to the remaining average life of the maturity of Series 2009 A Bonds being redeemed and trading in the secondary market at the price closest to par, and (2) 50 basis points.

(b)                                 If there is no U.S. Treasury security having a life equal to the remaining average life of the Series 2009 A Bonds being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of the Series 2009 A Bonds being redeemed and trading in the secondary market at the price closest to par.

(c)                                  If less than all of the Outstanding Series 2009 A Bonds are to be redeemed, the Series 2009 A Bonds to be redeemed will be selected by the Trustee in any method it deems fair and appropriate and the portion of the Series 2009 A Bonds not so redeemed will be in multiples of $1,000.

(d)                                 If the Company gives notice of the optional redemption of the Series 2009 A Bonds but the Trustee does not have enough funds on deposit to pay the full Redemption Price of the Series 2009 A Bonds to be redeemed, those Series 2009 A Bonds will remain Outstanding as though no redemption notice had been given.  The failure of the Trustee to have sufficient funds to effect the redemption will not constitute a payment or other default by the Company under the Indenture and the Company will not be liable to any Holder of those Series 2009 A Bonds as a result of the failed redemption.  If the Trustee has enough funds on deposit to effect a redemption at the time the Company gives notice of the redemption, then the Company is obligated to redeem the Series 2009 A Bonds as provided in that notice.

Section 2.3                                   Form of the Series 2009 A Bonds.  The Series 2009 A Bonds and the Trustee’s authentication certificate to be executed on the Series 2009 A Bonds shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

Section 2.4                                   Use of Proceeds.  The Company expects the proceeds of this offering of the Series 2009 A Bonds, net of the initial purchasers’ discounts and offering expenses, to be $347,418,052.  The Company will use the net proceeds of this offering to finance a portion of the costs of construction of electric generation facilities, to enhance certain of its existing facilities and to provide liquidity for its general corporate purposes, including the offering expenses associated with the issuance of the Series 2009 A Bonds.

ARTICLE III

MISCELLANEOUS

Section 3.1                                   Supplemental Indenture.  This Forty-Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Series 2009 A Bonds to the same extent as if specifically set forth herein.  All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Forty-Sixth Supplemental Indenture shall have the same meanings assigned to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

Section 3.2                                   Recitals.  All recitals in this Forty-Sixth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 3.3                                   Successors and Assigns.  Whenever in this Forty-Sixth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Forty-Sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 3.4                                   No Rights, Remedies, Etc.  Nothing in this Forty-Sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Forty-Sixth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Forty-Sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the Holders of Outstanding Secured Obligations.

Section 3.5                                   Counterparts.  This Forty-Sixth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 3.6                                   Security Agreement; Mailing Address.  To the extent permitted by applicable law, this Forty-Sixth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.

The mailing address of the Company, as debtor, is:

2100 East Exchange Place
Tucker, Georgia 30084-5336

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association
Attention: Corporate Trust Services
1349 West Peachtree Street, NW
Suite 1050, Two Midtown Plaza
Atlanta, Georgia 30309

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IN WITNESS WHEREOF, the parties hereto have caused this Forty-Sixth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

	By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and Chief Financial Officer

Signed, sealed and delivered		Attest:	/s/ Jo Ann Smith
by the Company in the presence of:			Jo Ann Smith
Assistant Secretary

	/s/ Paulette Hurteau		[CORPORATE SEAL]
Witness

/s/ Sharon H. Wright
Notary Public

(Notarial Seal)

My commission expires:	10/14/11

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[Signatures Continued from Previous Page]

	Trustee:	U.S. BANK NATIONAL ASSOCIATION, a national banking association

		By:	/s/ Jack Ellerin
	Signed and delivered		Authorized Agent
by the Trustee in the
Presence of:

/s/ Felicia H. Powell
Witness

/s/ Marcia Williams
Notary Public

(Notarial Seal)

My commission expires:	5/7/12

Exhibit A

FORM OF SERIES 2009 A BOND
AND
TRUSTEE’S CERTIFICATE OF AUTHENTICATION

[If an Initial Series 2009 A Bond, then insert — THIS SERIES 2009 A BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SERIES 2009 A BOND IS HEREBY NOTIFIED THAT THE SELLER OF THIS SERIES 2009 A BOND MAY BE RELYING ON THE EXEMPTIONS FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

THIS SERIES 2009 A BOND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO OFFERS AND SALES TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) TO OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION) (“OGLETHORPE”), AND IN THE CASE OF BOTH (A) AND (B), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.  EACH TRANSFEREE OF THIS SERIES 2009 A BOND WILL BE REQUIRED TO PROVIDE U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE) WITH A WRITTEN CERTIFICATION (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS REFERRED TO ABOVE. IN ADDITION, IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A QUALIFIED INSTITUTIONAL BUYER, A NON-U.S. PERSON OR OGLETHORPE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

THIS SERIES 2009 A BOND AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SERIES 2009 A

BOND TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY.  THE HOLDER OF THIS SERIES 2009 A BOND SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SERIES 2009 A BOND TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO OGLETHORPE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	$350,000,000.00

OGLETHORPE POWER CORPORATION, FIRST MORTGAGE BOND,
SERIES 2009 A, DUE 2019

REGISTERED OWNER:                                    .

PRINCIPAL AMOUNT:  THREE HUNDRED AND FIFTY MILLION DOLLARS

ISSUANCE DATE:  FEBRUARY 19, 2009

CUSIP NO.:

Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation existing under the laws of the State of Georgia (together with any successors and assigns, “Oglethorpe”), for value received hereby promises to pay to the registered owner named above or registered assigns, on March 15, 2019 upon the presentation and surrender of this First Mortgage Bond, 6.10% Series 2009 A due March 15, 2019 (this “Series 2009 A Bond”), the principal amount (upon original issuance) of $350,000,000, issued under the Indenture, dated as of March 1, 1997 (the “Original Indenture”), as heretofore supplemented and as supplemented by the Forty-Sixth Supplemental Indenture (the “Forty-Sixth Supplemental Indenture”), between Oglethorpe, formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), as grantor, and U.S. Bank National Association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (the “Trustee”) (the Original Indenture, as supplemented, the “Indenture”).

Oglethorpe shall pay the principal sum set forth above and pay interest on said principal sum from the date hereof until payment of said principal sum has been made or duly provided for, semi-annually at the interest rate of 6.10% [If an Initial Series 2009 A Bond, then insert — ; provided, however, that if (i) Oglethorpe fails to file a registration statement under the Securities Act of 1933, as amended, registering this Series 2009 A Bond (the “Exchange Offer Registration Statement”) in connection with the exchange offer (the “Exchange Offer”) pursuant to that certain Registration Rights Agreement (the “Registration Rights Agreement”) by and between Oglethorpe and J.P. Morgan Securities Inc., on behalf of itself and the Initial Purchasers (as defined therein), dated as of February 10, 2009 with the Securities and Exchange Commission (the “SEC”) on or prior to the 90th day after February 19, 2009 (the “Closing Date”), (ii) the Exchange Offer Registration Statement has not become effective or been declared effective by the SEC on or before the 180th day after the Closing Date, (iii) the Exchange Offer has not been completed within 60 days after the initial effective date of the Exchange Offer Registration Statement, (iv) if a Shelf Registration Statement (as defined in the Registration Rights Agreement) is required to be filed as a result of a Shelf Registration Event (as defined in the Registration Rights Agreement) but is not filed with the SEC on or prior to the 30th day after the date of such Shelf Registration Event, or (v) if a Shelf Registration Statement is required to be filed as a result of a Shelf Registration Event but is not declared effective by the SEC on or prior to the 60th day after the date of such Shelf Registration Event (each event referred to in clauses (i) through (v), a “Registration Default” and each period during which a Registration Default has occurred and is occurring, a “Registration Default Period”), then additional interest on this Series 2009 A Bond will accrue (in addition to the stated interest on this Series 2009 A Bond) at a rate of 1.00% per annum (“Special Interest”) on the principal amount of this Series 2009 A Bond, from the date of the occurrence of any Registration Default until such Registration Default is remedied; provided, however, no Registration Default Period shall continue beyond the first anniversary of the Closing Date.  The amount of Special Interest shall not increase because more than one Registration Default has occurred and is continuing.

If the Exchange Offer Registration Statement or the Shelf Registration Statement, if required, has become effective and thereafter either ceases to be effective or the Prospectus (as defined in the Registration Rights Agreement) contained therein ceases to be usable at any time during the period when the Exchange Offer Registration Statement is being used by Requesting Participating Broker-Dealers (as defined in the Registration Rights Agreement) or during the Shelf Effectiveness Period (as defined in the Registration Rights Agreement), respectively, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) prior to, in the case of the Exchange Offer Registration Statement being used by a Requesting Participating Broker-Dealer, the 180th day after the Exchange Date (as defined in the Registration Rights Agreement) or, in the case of the Shelf Offer Registration Statement, the first anniversary of the Closing Date, then the interest rate on the Registrable Securities will be increased by the Special Interest amount commencing on the 31st day in such period and ending (i) the date that the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has again become effective, (ii) the date the Prospectus relating thereto, as applicable, again becomes usable, or (iii) in the case of the Exchange Offer Registration Statement being used by a Requesting Participating Broker-Dealer, on the 180th day after the Exchange Date or, in the case of the Shelf Registration Statement, on the first anniversary of the Closing Date.]

The principal of, and interest on, this Series 2009 A Bond are payable at the principal corporate trust office of the Trustee, or of its successor as Trustee, or, at the option of the owner of this Series 2009 A Bond, at the principal office of any Paying Agent appointed in accordance with the Indenture; provided, however, that, subject to the next succeeding paragraph, interest may be payable, at the option of the Trustee, by check or draft drawn upon the Trustee and mailed to the registered address of the registered owner of this Series 2009 A Bond as of the close of business on the applicable Record Date (as defined in the Forty-Sixth Supplemental Indenture), or, at the written request of the registered owner of Series 2009 A Bonds in an aggregate principal amount greater than or equal to $1,000,000 delivered to the Trustee at least five days prior to the Record Date next preceding such payment date, by wire transfer to a wire transfer address in the continental United States as set forth in such request. Payment of the principal of and interest on this Series 2009 A Bond shall be in any coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

Notwithstanding any other provision of this Series 2009 A Bond to the contrary, so long as this Series 2009 A Bond shall be registered on books of Oglethorpe kept by the Obligation Registrar (as defined in the Indenture) in the name of The Depository Trust Company, a New York Corporation (“DTC”), or its nominee, the provisions of the Indenture governing the Book-Entry System (as defined in the Indenture) shall govern the manner of payment of the principal of, and interest on, this Series 2009 A Bond.

The Series 2009 A Bonds are equally and ratably secured, to the extent provided in the

Indenture, by the Trust Estate, except and excluding the Excepted Property and the Excludable Property.

Reference is hereby made to the Indenture, a copy of which is on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of Oglethorpe, the Trustee and the owner of this Series 2009 A Bond, the terms upon which this Series 2009 A Bond is issued and secured, and the modification or amendment of the Indenture, to all of which the registered owner of this Series 2009 A Bond assents by the acceptance of this Series 2009 A Bond.

This Series 2009 A Bond is transferable, as provided in the Indenture, only upon the registration books of Oglethorpe maintained by the Obligation Registrar, which shall be the Trustee, kept at its principal office, upon presentation at said office of this Series 2009 A Bond with the written request of the registered owner hereof or his attorney duly authorized in writing, and a written instrument of transfer satisfactory to the Obligation Registrar duly executed by the registered owner or his duly authorized attorney.  The Obligation Registrar shall not be obliged to (i) make any exchange or transfer of this Series 2009 A Bond during the period beginning at the opening of business fifteen days next preceding the date of the mailing of the notice of redemption of the Series 2009 A Bonds or (ii) register the transfer of or exchange of any Series 2009 A Bond so selected for redemption in whole or in part, except the unredeemed portion of a Series 2009 A Bond being redeemed in part.

The Series 2009 A Bonds are issuable in the form of fully registered global bonds without coupons in the denomination of $1,000 each or any integral multiple thereof.  Upon payment of any required tax or other governmental charge and, subject to such conditions, the Series 2009 A Bonds, upon the surrender thereof at the principal office of the Obligation Registrar, with a written instrument of transfer satisfactory to the Obligation Registrar, duly executed by the registered owner or his duly authorized attorney, may, at the option of the registered owner thereof, be exchanged for an equal aggregate principal amount of Series 2009 A Bonds of the same interest rate and in any other authorized denominations.

This Series 2009 A Bond shall bear interest from, and including, the date hereof to, but excluding, March 15, 2019.  Interest shall be payable on March 15 and September 15 of each year prior to the maturity date of the Series 2009 A Bonds, commencing on September 15, 2009.

Make-Whole Redemption:  Oglethorpe may redeem the Series 2009 A Bonds, in whole or in part, on any date prior to their maturity, at its option.  The Redemption Price for the Series 2009 A Bonds will be equal to the greater of:

•                                          100% of the principal amount of the Series 2009 A Bonds being redeemed plus interest accrued through the Redemption Date; and

•                                          the sum of the present values of the remaining principal and interest payments on the Series 2009 A Bonds being redeemed, discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (1) the yield to maturity of the U.S. Treasury security having a life equal to the remaining average life of the maturity of the Series 2009 A Bonds being redeemed and trading in the secondary market at the price closest to par, and (2) 50 basis points.

If less than all of the outstanding Series 2009 A Bonds are to be redeemed, the Series 2009 A Bonds to be redeemed will be selected by the Trustee in any method it deems fair and appropriate, and the portion of the Series 2009 A Bonds not so redeemed will be in the minimum amount of $1,000.

If there is no U.S. Treasury security having a life equal to the remaining average life of the Series 2009 A Bonds being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of the Series 2009 A Bonds being redeemed and trading in the secondary market at the price closest to par.

The registered owner of this Series 2009 A Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

All acts, conditions and things required by the Constitution and statutes of the State of Georgia, the governing rules and procedures of Oglethorpe and the Indenture to exist, to have happened and to have been performed precedent to and in the issuance of this Series 2009 A Bond, do exist, have happened and have been performed.

No covenant or agreement contained in this Series 2009 A Bond, the Indenture or the Forty-Sixth Supplemental Indenture shall be deemed to be a covenant or agreement of any official, officer, agent or employee of Oglethorpe in his individual capacity, and no officer of Oglethorpe executing this Series 2009 A Bond shall be liable personally on this Series 2009 A Bond or be subject to any personal liability or accountability by reason of the issuance of this Series 2009 A Bond.

This Series 2009 A Bond shall not be entitled to any benefit under the Indenture or be valid until this Series 2009 A Bond shall have been authenticated by the execution by the Trustee, or its successor as Trustee, of the Certificate of Authentication inscribed hereon.

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IN WITNESS WHEREOF, Oglethorpe has caused this Series 2009 A Bond to be executed in its corporate name by its President and Chief Executive Officer and attested by its Secretary and its corporate seal to be hereunto affixed.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

By:
Thomas A. Smith
President and Chief Executive Officer

(SEAL)

Attest:

Jo Ann Smith
Assistant Secretary

This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Agent

Date of Authentication:

Schedule 1

RECORDING INFORMATION

FOR

                   COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Original Indenture

First Supplemental Indenture

Second Supplemental Indenture

Third Supplemental Indenture

Fourth Supplemental Indenture

Fifth Supplemental Indenture

Sixth Supplemental Indenture

Seventh Supplemental Indenture

Eighth Supplemental Indenture

Ninth Supplemental Indenture

Tenth Supplemental Indenture

Eleventh Supplemental Indenture

Twelfth Supplemental Indenture

Thirteenth Supplemental Indenture

Fourteenth Supplemental Indenture

Fifteenth Supplemental Indenture

Sixteenth Supplemental Indenture

Seventeenth Supplemental Indenture

Eighteenth Supplemental Indenture

Nineteenth Supplemental Indenture

Twentieth Supplemental Indenture

Twenty-First Supplemental Indenture

Twenty-Second Supplemental Indenture

Twenty-Third Supplemental Indenture

Twenty-Fourth Supplemental Indenture

Twenty-Fifth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Sixth Supplemental Indenture

Twenty-Seventh Supplemental Indenture

Twenty-Eighth Supplemental Indenture

Twenty-Ninth Supplemental Indenture

Thirtieth Supplemental Indenture

Thirty-First Supplemental Indenture

Thirty-Second Supplemental Indenture

Thirty-Third Supplemental Indenture

Thirty-Fourth Supplemental Indenture

Thirty-Fifth Supplemental Indenture

Thirty-Sixth Supplemental Indenture

Thirty-Seventh Supplemental Indenture

Thirty-Eighth Supplemental Indenture

Thirty-Ninth Supplemental Indenture

Fortieth Supplemental Indenture

Forty-First Supplemental Indenture

Forty-Second Supplemental Indenture

Forty-Third Supplemental Indenture

Forty-Forth Supplemental Indenture

Forty-Fifth Supplemental Indenture